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                                                                       E-36GO-OO
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              Rider: Option to Purchase Long-Term Care Insurance

The Company agrees that the Owner of the Policy can purchase long-term care insurance on the life of the Insured named in the attached Rider Schedule, without proof of insurability.

Purchase of Long-Term Care Insurance
A long-term care policy can be applied for within 60 days of a Purchase Option Date. Application for the long-term care policy must be in writing signed by the Owner and by the Insured and received by the company within 60 days of a Purchase Option Date.

Purchase Option Dates
The Purchase Option Dates are shown in the Rider Schedule.

The Long-Term Care Policy
The long-term care policy will be issued:

 .    With the same Insured as this Rider;

 .    With the same underwriting class as this Rider or the class we determine is the closest to it if the class of this Rider is not offered on the long-term care policy;

 .    On any individual plan of long-term care insurance issued by the Company or by an affiliate designated by the Company on the date of purchase of the long-term care policy;

 .    On a policy form and at premium rates in use by the company on the date of purchase of the long-term care policy;

 .    Subject to any assignments and limitations to which this Rider is subject;

 .    At the insurance age of the Insured on the date of purchase of the long-
     term care policy;

 .    With a Daily Benefit Amount, available at the time you exercise this
     Option, up to the Amount shown in the Rider Schedule and with a Lifetime Benefit Amount up to the Amount shown in the Rider Schedule;

 .    With a minimum daily benefit amount based on the company's published minimum on the date of purchase; or the Maximum Daily Benefit Amount shown in the Rider Schedule for the Purchase Option Date, if less, except as otherwise required by law; and

 .    Subject to the New Policy Features as shown in the Rider Schedule.

The long-term care policy will take effect on the effective date stated in the long-term care policy, but only if its initial premium is received by the company.
The Company reserves the right to offer an option exercise credit. If an option exercise credit is paid, it will be deducted from the initial premium for the long-term care policy.

If the long-term care policy is issued on a basis other than daily benefits, the Amounts shown in the long-term care policy will reflect the chosen benefit period.

The contestable period of the long-term care policy issued under this Rider will be measured from the Date of Issue of this Rider. Optional features or riders can be attached to the long-term care policy only with the consent of the company.

Cost of Rider
The monthly cost of insurance charge for this Rider is guaranteed and shown in the Rider Schedule.

Date of Issue
The Date of Issue of this Rider is the shown in the Rider Schedule.


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Not Contestable After Two Years
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Contract
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached, if the Rider is listed on the specifications page. This Rider has no cash value.

Termination
This Rider will terminate upon the earliest of: (a) death of the Insured; (b) surrender of the policy to which this Rider is attached; (c) 60 days after the final Purchase Option Date; (d) the effective date of the long-term care policy; and (e) the Company's recording of a written request signed by the Owner to end the Rider.




Metropolitan Life Insurance Company
One Madison Avenue, New York, New York  10010-3690




/s/ Robert H. Benmosche
                                                 /s/ Gwenn L. Carr
Robert H. Benmosche
Charman of the Board,                            Gwenn L. Carr
President and Chief Executive Officer            Vice-President and Secretary


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                                     Rider Schedule

Insured Name:               John Doe                Policy Number:                     Specimen
Date of Issue:              March 1, 2001           Rider Class:                       Standard

Age:                        35                      Guaranteed Monthly Cost of         $4.17
                                                    Insurance Charge
Initial Daily Benefit       $110.00
Amount

New Policy Features:

    Waiting Period:            100 Days or if less, the minimum number of days required by law.


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                 Purchase                           Maximum Daily                  Maximum Lifetime
               Option Date                          Benefit Amount                  Benefit Amount
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
                 3/1/2006                               120.00                          $131,400
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                 3/1/2011                               140.00                           153,300
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                 3/1/2016                               170.00                           186,150
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                 3/1/2021                               190.00                           208,050
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                 3/1/2026                               220.00                           240,900
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